Exhibit 99

Contact:
Susan M. Kenney	phone: 803.748.2374
Corporate Communication	fax: 803.748.8420
email: susan.kenney@seibels.com

FOR IMMEDIATE RELEASE

THE SEIBELS BRUCE GROUP, INC. ANNOUNCES

REGULATORY APPROVAL TO WRITE NEW LINES OF BUSINESS

Columbia, South Carolina, 07 February 2003 — The Seibels Bruce Group, Inc. (OTC Bulletin Board:  SBIG) today announced that the South Carolina Department of Insurance (SC DOI) has approved the Company’s request to permit its subsidiary Catawba Insurance Company (CIC) to enter the risk-bearing personal automobile and property insurance markets in South Carolina.

Seibels Bruce previously received approval from the SC DOI to write risk-bearing nonowners and tiered commercial automobile programs in South Carolina and risk-bearing commercial lines business in South Carolina, Georgia and Tennessee through CIC.

“The SC DOI’s approval will allow Seibels Bruce to offer a broader portfolio of products to the independent insurance agents who represent us in South Carolina,” said Seibels Bruce president Michael A. Culbertson, CPCU, AIC.  “We will approach the marketplace methodically and cautiously in an effort to build our sources of revenue and to provide competitive products to the independent agent. Our product development staff are working toward the introduction of a personal automobile program in the second quarter of this year and a personal property program in the third quarter.”

The Seibels Bruce Group, Inc., headquartered in Columbia, South Carolina, is a holding company for four property and casualty insurance companies that offer commercial and nonstandard automobile insurance.  In addition, Seibels Bruce offers claim administration services to insurance companies and other businesses through Insurance Network Services, Inc.; flood zone determination and related services through America’s Flood Services, Inc.; and managing general agency services through Seibels, Bruce & Company.  Additional information about Seibels Bruce can be found online at www.seibels.com.

Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks include uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.  Such forward-looking statements speak only as of the date of this press release.  Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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